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                                                                    Exhibit 23.2
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                              Consent of KPMG LLP
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The Board of Directors
Comdisco, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Comdisco, Inc. of our reports dated November 2, 1999, relating to the consolidated balance sheets of Comdisco, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1999, and the related financial statement schedule, which reports appear in or are incorporated by reference in the September 30, 1999 annual report on Form 10-K of Comdisco, Inc., as amended by Form 10-K/A, and to the reference to our firm under the heading "Experts" in the Registration Statement.

We also consent to the use of our report included herein relating to the balance sheets of Comdisco Ventures as of September 30, 1999 and 1998, and the related statements of earnings and division equity, and cash flows for each of the years in the three-year period ended September 30, 1999.



Chicago, Illinois
April 7, 2000